UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2007

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1770 San Marco Road, Marco Island, FL	34145
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2007, Marco Community Bancorp, Inc. (“Company”) and its two wholly-owned subsidiaries, Marco Community Bank (“Bank”) and Commercial Lending Capital Corp. (“CLCC”) each held its Annual Meeting of Shareholders and Organizational Meeting of the Board of Directors.

At the Company, John V. Cofer, Joel M. Cox, Bruce G. Fedor, Jamie B. Greusel, Robert A. Marks, Stephen A. McLaughlin, E. Terry Skone and Richard Storm, Jr. were each elected to serve a one year term on the Board of Directors. The Company’s Board also elected Mr. Storm as its Chairman, Mr. McLaughlin as its Vice Chairman, Chief Executive Officer and President and Thomas Whelan as its Senior Vice President and Chief Financial Officer.

At the Bank, Diane Beyer, Joel Cox, Jamie Greusel, Anthony Iannotta, Robert Marks, John McGowan, Stephen A. McLaughlin, Howard B. Montgomery, Jr., Terry Skone and Brooks C.B. Wood were each elected to serve a one year term on the Board of Directors. The Bank’s Board also elected Mr. Marks as its Chairman, Mr. McGowan as its Vice Chairman, Mr. Montgomery as the Bank’s Chief Executive Officer and President and Mr. Whelan as the Bank’s Senior Vice President and Chief Financial Officer.

At CLCC, John V. Cofer, Bruce G. Fedor, Joe Hausauer, John McGowan and Terry Skone were each elected to serve a one year term on the Board of Directors. The Board also elected Mr. Cofer as its Chairman and Mr. Hausauer as CLCC’s Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)

Date: May 1, 2007

/s/ Stephen A. McLaughlin
Stephen A. McLaughlin
President and Chief Executive Officer